UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2010

Senomyx, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-50791 (Commission File Number)	33-0843840 (I.R.S. Employer Identification No.)

4767 Nexus Centre Drive San Diego, California (Address of principal executive offices)	92121 (Zip Code)

Registrant’s telephone number, including area code: (858) 646-8300

Not Applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

2010 Named Executive Officer Base Salary and Stock Option Grants

On January 27, 2010, the Compensation Committee of our Board of Directors approved increases in base salary and the grant of additional stock options for our executive officers.  The total number of stock options granted to each individual was determined based on the individual’s weighted average corporate and individual goal achievement as determined under the 2009 Bonus Plan described further below.  The following table sets forth 2010 base salaries and the number of shares underlying the stock option grants for our named executive officers:

Name	Title	2010 Base Salary	Stock Options
Kent Snyder	Chief Executive Officer and Chairman of the Board	$496,000	219,100
John Poyhonen	President and Chief Operating Officer	$361,600	148,800
Sharon Wicker	Senior Vice President and Chief Commercial Development Officer	$317,200	93,000
David B. Berger	Vice President and General Counsel	$305,000	94,100
Antony Rogers	Vice President and Chief Financial Officer	$278,100	94,500

The stock options described above (i) were granted effective as of February 16, 2010 pursuant to our 2004 Equity Incentive Plan, (ii) terminate ten years after February 16, 2010 or earlier in the event the optionholder’s service to us is terminated and (iii) have an exercise price per share equal to the closing price of our common stock as reported on the Nasdaq Stock Market on February 12, 2010.  Subject to the optionholder’s continued service to us, 25% of the shares of common stock subject to such stock options vest on the first anniversary of the date of grant, and the remaining shares vest monthly over the following three years; subject to suspension of vesting during periods of certain extended leaves.

Incentive Cash Bonuses

In February 2009, the Compensation Committee of our Board of Directors established our performance-based 2009 Executive Bonus Plan, or 2009 Bonus Plan.  Under the 2009 Bonus Plan, our executives were provided with the opportunity to earn cash bonus payments conditioned upon the achievement of specified corporate and, in some instances, individual goals. Under the 2009 Bonus Plan, each individual is assigned a target and range of bonus opportunity, calculated as a percentage of that individual’s 2009 base salary, based on the person’s role and title in the company.  At a meeting in September 2009, in connection with the promotion of two of our executive officers, the Compensation Committee modified the 2009 Bonus Plan by adding an additional layer of threshold, target and maximum bonus opportunity for the newly created role of President and Chief Operating Officer.

In designing and subsequently revising the 2009 Bonus Plan, the Compensation Committee considered its compensation philosophy of targeting total cash compensation for executives at the 75th percentile of the Company’s peer group, except that where the peer group data was inadequate for a specific position, the Compensation Committee also considered external compensation survey data. With that in mind, in the design of the 2009 Bonus Plan it was the intent of the Compensation Committee that for each individual executive, a cash payout for achievement of the individual’s target bonus opportunity together with that individual’s base salary would, in the aggregate, approximate the 75th percentile of total cash compensation earned by persons performing similar roles within the Company’s peer group. However, the Compensation Committee also considered other factors in the design of the 2009 Bonus Plan, such as the individual’s tenure in their specific role, the internal equity impact of a specific bonus payout structure, and the Compensation Committee’s subjective assessment of the level and scope of responsibilities of the individual executive compared to persons with similar titles at companies within the peer group. Therefore, the 75th percentile was only a guidepost and the Compensation Committee exercised its independent judgment in determining the actual 2009 target compensation for each executive.

For the 2009 fiscal year, the range of bonus opportunity as a percentage of 2009 base salary for each of our named executive officers was as follows, except that in the case of Mr. Poyhonen his actual target and range of bonus amounts were pro-rated for the period prior to his promotion in September 2009 based on his actual base salary and target and range of bonus amounts during that portion of the year:

Name	Title	Threshold	Target	Maximum
Kent Snyder	Chief Executive Officer and Chairman of the Board	30%	60%	90%
John Poyhonen	President and Chief Operating Officer	22.5%	45%	67.5%
Sharon Wicker	Senior Vice President and Chief Commercial Development Officer	20%	40%	60%
David B. Berger	Vice President and General Counsel	15%	30%	45%
Antony Rogers	Vice President and Chief Financial Officer	15%	30%	45%

Under the terms of our 2009 Bonus Plan, the cash payout for our Chief Executive Officer is calculated entirely based on our achievement of corporate goals during 2009. For executive officers other than the Chief Executive Officer, 80% of the bonus determination is based on corporate goal achievement and the remaining 20% of the bonus determination is based on individual goal achievement.

Under the terms of the 2009 Bonus Plan, a minimum weighted average goal achievement of greater than or equal to 50% is required for an executive to earn any performance-based cash bonus.  The threshold bonus is earned if a weighted average goal achievement of 50% is obtained.  The target bonus is earned if the weighted average goal achievement of 75% is obtained.  The maximum bonus is earned if a weighted average goal achievement of 100% is obtained.  The specific bonus amount is based on a linear continuum from threshold to maximum. However, it is also important to note that the Committee also retained the discretion to modify the terms of the 2009 Bonus Plan.

Our corporate goals are collectively designed to be stretch goals intended to be very challenging but attainable (i.e., viewed by Senomyx as 100% goal achievement being attainable only rarely and substantially less than 50% of the time).  100% goal achievement would represent an extremely high level of success in each of our discovery and development programs coupled with achievement of each of our numerous financial and commercial goals.  Individual goals for 2009 were comprised of a combination of goals that are consistent with performing one’s job responsibilities and in some instances are essential for the achievement of specific corporate goals. Overall, individual goals were designed to be stretch goals intended to be challenging but attainable (i.e., viewed by Senomyx as 100% goal achievement being attainable less than 50% of the time).

Our corporate goals for 2009 were established by our Board of Directors and are weighted based on importance. Our 2009 corporate goals were a combination of discovery and development goals, which represented 55% of our corporate goals, commercialization goals, which represented 10% of our corporate goals, and financial goals, which represented the remaining 35% of our corporate goals.

Similar to our 2009 corporate goals, our 2009 individual goals included discovery and development goals, commercialization goals and financial goals, as well as goals related to each executive’s respective area of responsibility.

In January 2010, the Compensation Committee reviewed the achievement of both corporate and individual goals and determined the 2009 performance-based bonus amounts for each named executive officer based on a corporate goal achievement of 71% and individual goal achievement as follows with respect to those named executive officers for whom individual goal achievement is applicable for the calculation of a performance-based bonus under the 2009 Bonus Plan:

Name	Individual Goal Achievement
John Poyhonen	86%
Sharon Wicker	86%
David B. Berger	93%
Antony Rogers	96%

As described above, the amount of each payout was based upon each executive officer’s weighted average goal achievement, which was equal to the sum of (A) the product of the executive officer’s corporate goal weighting multiplied by our actual corporate goal achievement, plus (B) the product of the executive officer’s individual goal weighting multiplied by the executive officer’s individual goal achievement.

For 2009, the incentive cash bonuses approved for each named executive officer are as follows, and will be paid to the individuals in February 2010:

Name	2009 Bonus
Kent Snyder	$264,960
John Poyhonen	$132,710
Sharon Wicker	$120,736
David B. Berger	$86,789
Antony Rogers	$74,146

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENOMYX, INC.

	By:	/S/ DAVID B. BERGER
David B. Berger
Vice President, General Counsel and Corporate Secretary

Date: February 1, 2010